ENB Financial Corp 2016 Annual Shareholders Meeting May 10, 2016

» Welcome » Reading of the Minutes » Certify Voting Activity » Vote on Matters of the Proxy Statement » Discussion of Company Condition • President’s Remarks • Financial Review » Questions & Answers » Voting Results » Adjournment Agenda

» Aaron L. Groff, Jr. • President, CEO and Board Chairman – ENB Financial Corp and Ephrata National Bank » Barry W. Harting • Vice President and Corporate Secretary – ENB Financial Corp • Senior Vice President and Chief Risk Officer – Ephrata National Bank » Scott E. Lied • Treasurer – ENB Financial Corp • Senior Vice President and Chief Financial Officer – Ephrata National Bank Presenters

Presented by: Barry W. Harting Corporate Secretary - ENB Financial Corp Meeting Certification

Matters of Proxy Proxy Holders 1. Elect three (3) Class A directors to serve a 3 - year term 2. Approve and adopt an amendment to Article 7 of the Articles of Incorporation to eliminate cumulative voting in the election of directors 3. Conduct a non - binding shareholder vote on the resolution to approve executive compensation 4. Transact other business

1. Elect three (3) Class A directors to serve a 3 - year term Matters of Proxy Election of Directors – Class A Aaron L. Groff, Jr. Dr. Brian K. Reed Paul M. Zimmerman, Jr.

Current Directors Continuing Directors – Class B Willis R. Lefever Donald Z. Musser Judith A. Weaver Continuing Directors – Class C Susan Y. Nicholas Mark C. Wagner Paul W. Wenger

Presented by: Barry W. Harting Corporate Secretary - ENB Financial Corp Voting Process

Voting Process Proxy Holders » Janice S. Eaby » John H. Shuey Judges of Election » Richard H. Binner » Roger S. Kline » John L. Weber

Presented by: Aaron L. Groff, Jr. President & CEO - ENB Financial Corp President’s Remarks

Dedication

» To remain an independent community bank of undisputed integrity, serving the communities of Lancaster County and beyond. » To offer state - of - the - art financial products and services of high quality and value at an affordable price. » To provide unsurpassed personal service, delivered by a highly dedicated professional team. Mission Statement

Strategic Objectives 1. Develop & Execute a Growth Strategy 2. Attract, Retain, Develop & Reward Employees 3. Leverage Technology 4. Take Advantage of Market Disruption 5. Opportunistic Mergers & Acquisitions

Growth Morgantown Office

Growth Georgetown Drive - up Facility

Leveraging Technology ENB Deposit on the Go!

To help clients achieve financial success as defined by them by discovering their goals and dreams in order to provide helpful advice. We want: » Our employees to find fulfillment in their work through professional growth, recognition, achievement and customer accolades; » Our customers to achieve their financial goals as defined by them; » Our shareholders to receive a fair return on their investment and pride in their ownership of ENB; and » Our communities to benefit from our prosperity so that citizens living within them can enjoy a better quality of life. Vision Statement

Presented by: Scott E. Lied Treasurer - ENB Financial Corp Financial Condition

» Unaudited Financial Information • Some of the following slides do present financial information that is unaudited. Therefore, this information is subject to adjustments that could be necessary upon completion of the annual audit. » Forward Looking Statements • Some of the material and/or language used in this presentation would be considered as a forward looking statement. Management is not obligated to update these forward looking statements. Disclosures

Net Income 0 2,000 4,000 6,000 8,000 2011 2012 2013 2014 2015 7,148 7,642 7,710 7,092 6,910 Dollars in Thousands

Significant Items Dollars in Thousands 2015 $ 2014 $ Incr./ Decr . $ Incr./ Decr . % Net Interest Income 23,098 22,461 637 2.8 Provision for Loan Loss 150 (50) 200 N/A Other Income 7,215 6,439 776 12.1 Security Gains 2,840 3,109 (269) - 8.7 Operating Expense 24,735 23,421 1,314 5.6

Mortgage Portfolio Dollars in Millions 2015 $ 2014 $ Increase $ Increase % Production: Originations 65.0 31.9 33.1 103.8 Mortgage Balances: Total Mortgage Held Balance 109.1 100.5 8.6 8.6 Adjustable Rate Mortgages 18.7 5.5 13.2 240.0

Mortgage Income Dollars in Thousands 2015 $ 2014 $ Increase $ Increase % Mortgage Gains 805.6 414.4 391.2 94.4 Mortgage Fee Income 524.6 202.2 322.4 159.4

Performance Ratios 2015% 2014 % Return on Average Assets (ROA) 0.79 0.84 Return on Average Equity (ROE) 7.38 7.98 Net Interest Margin 3.07 3.10 Efficiency Ratio 76.86 76.11

Per Share Data 2015 2014 Earnings Per Share $2.42 $2.48 Dividends Per Share $1.08 $1.07 Dividend Payout Ratio 44.6% 43.2%

Peer Analysis – Performance* Measurement ENBP % PA Bank Peer % Return of Average Assets (LTM) 0.79 0.82 Return on Average Equity (LTM) 7.40 7.70 Price to Earnings (LTM) 13.40 12.60 Price to Tangible Book 0.97 1.09 Dividend Yield (LTM) 3.32 2.99 *Data as of December 31, 2015 from Boenning & Scattergood, Inc ., Q4 2015 Mid - Atlantic Regional Bank & Thrift Revie w

Peer Analysis – Performance* Measurement ENBP % PA Bank Peer % Capital to Assets 10.50 10.10 Non - Performing Assets/Total Assets 0.04 0.88 Allowance for Loan Losses/Total Loans 1.36 1.13 *Data as of December 31, 2015 from Boenning & Scattergood, Inc ., Q4 2015 Mid - Atlantic Regional Bank & Thrift Revie w

Balance Sheet Growth • Total Loans up $49.1 million (10.4%) • Total Assets up $48.4 million (5.6%) • Total Deposits up $40.4 million (5.8%) • Total Capital up $2.3 million (2.5%)

First Quarter Results (Unaudited) First Quarter 2016 vs. First Quarter 2015 » Earnings: $ 1.91 million, 30.4% increase » Provision for Loan Losses: $(50,000) vs. $200,000 » Security Gains: $728,000 vs. $561,000 » Other Operating Expense $6,482,000 vs. $6,150,000 » Includes $430,000 of CoBank Amortization

Financial Challenges 2016 » Delayed Federal Reserve Rate Action » Growth & Expansion Expenses » New Market Participants

Financial Opportunities 2016 » Significant Market Disruption » Increased Core Earnings – Margin Improvement » Significant Loan Growth – Asset Reallocation » Increased Mortgage Income

Questions & Answers

Presented by: Barry W. Harting Corporate Secretary - ENB Financial Corp Voting Results

We Care Presented by: Aaron L. Groff, Jr. President & CEO - ENB Financial Corp

Adjournment Thank you!